UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 24, 2007

PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-2

(Exact name of registrant as specified in its charter)

Texas	0-13518	75-1933081
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street, Second Floor Newark, NJ	07102
(Address of Principal Executive Offices)	(Zip Code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously reported, on March 27, 2007 the Prudential-Bache/Watson & Taylor, LTD.-2 (the “Partnership”) entered into a Purchase and Sale Agreement (the “Sale Agreement”) with Eric G. Meyers, John P. Kyle, and Terry North, or their assignee for the purchase of the Partnership’s Hampton Park Property, a mini-storage and office/warehouse facility located in Capitol Heights, Maryland. The purchasers assigned their rights under the Sale Agreement to 9244 East Hampton LLC, a Maryland Limited Liability Company (the “Purchaser”).

On May 24, 2007, the Partnership completed the sale of the Hampton Park Property with the Purchaser for approximately $3,200,000, in accordance with the terms of the Sale Agreement.

At closing, the Purchaser entered into a services agreement with ATC Associates Inc. (“ATC”) to carry out the environmental work specified in the plan for remediation action (the “Plan”) through and including the issuance of the Maryland Department of the Environment’s (“MDE”) Voluntary Cleanup Program “(VCP”) Certificate of Completion and any other applicable governmental closure documents (the “Environmental Services Agreement”). The Partnership is a third party beneficiary of the Environmental Services Agreement and, despite having a contractual right of indemnity from the Purchaser, has right to assume control of any and all remaining portions of the environmental work, in the event that the Purchaser defaults on their obligation to perform environmental investigations, remediation, and other legally required work. Under Maryland law, despite the indemnification from the Purchaser, the Partnership remains liable for some or all of the environmental issues. The Partnership has obtained an environmental insurance policy regarding the property and has added the Purchaser as an additional insured under the policy.

While the Purchaser has agreed to indemnify the Partnership for certain named matters within the Sale Agreement, the potential for additional contingent expenses and liabilities exist. The Partnership will be unable to provide the total initial distribution amount per unit until the Partnership has completed a final audit of its books and records and makes reasonable provision for all remaining outstanding and potential claims and contingencies. The Partnership will establish a reserve, which it presently expects to be in the form of a liquidating trust, to address these contingent liabilities and potential claims. It is anticipated that this reserve will be needed for approximately two to three years. Depending on the outcome of such potential claims and contingencies, there may be another distribution in the future but there is no assurance that this will occur. All distributions will be determined in accordance with the Partnership Agreement.

Certain statements and information included in this Form 8-K constitute forward-looking statements within the meaning of the federal securities laws and regulations. These forward-looking statements are based on current expectations, estimates and projections about future events, including but not limited to, the costs of potential claims and contingencies. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results, net value per unit, and distribution of the Partnership to be materially different from any future results, net value per unit, and distributions expressed or implied in such forward-looking statements. These factors include, but are not limited to, the following: the amount of expenses related to the sale and the reservation of amounts to pay for and the cost of claims and contingencies. The Partnership disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Although the Partnership believes its current expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Partnership can give no assurance that expectations will be attained or that actual results will not differ materially from those set forth in the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-2 (Registrant)

Date: May 31, 2007	By:	Prudential-Bache Properties, Inc., a Delaware Corporation, managing general partner

	By:	/s/ RICHARD F. WELCH
Richard F. Welch Chairman of the Board of Directors, President and Chief Executive Officer